Exhibit 10.37

AMENDMENT TO AGREEMENT FOR THE SUBSCRIPTION OF SHARES

This Amendment to Agreement for the Subscription of Shares (this “Amendment”) is dated July 24, 2014, and amends the Agreement for the Subscription of Shares (the “Agreement for Subscription”), dated as of May 20, 2014, between SurePure, Inc., a Nevada corporation (the “Corporation”), and Trinity Asset Management (Proprietary) Limited, a company formed under the laws of South Africa (Company Number: 1996/010864/07) (the “Manager”). Capitalized terms used in this Amendment without definition shall have the respective meanings given them in the Agreement for Subscription.

WHEREAS, the Company and the Manager have entered into the Agreement for Subscription, under which the Manager agreed to provide Offers to Purchase for the Offered Shares;

WHEREAS, in the Agreement for Subscription the Manager agreed that it would perform its obligations by July 30, 2014;

WHEREAS, as of the date of this Amendment, the Manager has not provided any Offers to Purchase but has in good faith requested that the Corporation extend the Termination Date to September 30, 2014 to provide the Manager with additional time to perform its obligations under the Agreement for Subscription; and

WHEREAS, the board of directors of the Corporation has determined that it would be in the best interests of the Corporation and its shareholders for the Manager to be granted additional time in which to perform its obligations under the Agreement for Subscription.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Corporation and the Manager agree as follows:

1.             The definition of Termination Date in Section 1.1 of the Agreement for Subscription is hereby amended to be September 30, 2014.

2.             The definition of Transfer Agent in Section 1.1 of the Agreement for Subscription is hereby amended to read in full as follows:

“Transfer Agent” means Vstock Transfer, LLC, the current transfer agent of the Corporation, with a mailing address of 18 Lafayette Place, Woodmere, NY 11598, United States of America, and any successor transfer agent of the Corporation.

3.             The Agreement for Subscription shall remain unmodified and unamended in all other respects.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Agreement for the Subscription of Shares to be duly executed by their respective authorized signatories as of the date first indicated above.

SUREPURE, INC.

By:	/s/Stephen M. Robinson
Name: Stephen M. Robinson Title: Chief Financial Officer

TRINITY ASSET MANAGEMENT (PROPRIETARY) LIMITED

By:	/s/Quinton George
Name: Quinton George Title: Director